HOUSEVALUES, INC.
RESTRICTED STOCK UNIT AWARD NOTICE FOR HOUSEVALUES EXECUTIVES
2004 EQUITY INCENTIVE PLAN

HouseValues, Inc. (the "Company") hereby grants to Participant a Restricted Stock Unit Award (the "Award"). The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Award Notice (the "Award Notice") and in the Restricted Stock Unit Award Agreement and the HouseValues, Inc. 2004 Equity Incentive Plan (the "Plan"), which are incorporated into the Award Notice in their entirety.

Participant:
Grant Date:	________ __, 200_
Vesting Commencement Date:	________ __, 200_
Number of Restricted Stock Units:	__________
Vesting Schedule:	____________________________

Additional Terms/Acknowledgement: The undersigned Participant acknowledges receipt of, and understands and agrees to, the Award Notice, the Restricted Stock Unit Award Agreement and the Plan Summary for the Plan. Participant further acknowledges that as of the Grant Date, the Award Notice, the Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the subject.

HOUSEVALUES, INC. By: ____________________________ Its: ____________________________	PARTICIPANT [Name] Taxpayer ID:
Address:
Attachments: 1. Restricted Stock Unit Award Agreement 2. Plan Summary for the 2004 Equity Incentive Plan

HOUSEVALUES, INC.

2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT FOR HOUSEVALUES EXECUTIVES

Pursuant to your Restricted Stock Unit Award Notice (the "Award Notice") and this Restricted Stock Unit Award Agreement (this "Agreement"), HouseValues, Inc. (the "Company") has granted you a Restricted Stock Unit Award (the "Award") under its 2004 Equity Incentive Plan (the "Plan") for the number of Restricted Stock Units indicated in your Award Notice. Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of the Award are as follows:

1. Vesting

The Award will vest according to the vesting schedule set forth in the Award Notice (the "Vesting Schedule"). One share of the Company's Common Stock will be issuable for each Restricted Stock Unit that vests. Restricted Stock Units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as "Vested Units." Restricted Stock Units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as "Unvested Units." The Unvested Units will vest (and to the extent so vested cease to be Unvested Units remaining subject to forfeiture) in accordance with the Vesting Schedule (the Unvested and Vested Units are collectively referred to herein as the "Units"). As soon as practicable, but in any event within 45 days, after Unvested Units become Vested Units, the Company will settle the Vested Units by issuing to you one share of the Company's Common Stock for each Vested Unit. The Award will terminate and the Unvested Units will be subject to forfeiture upon the termination of your employment or service relationship with the Company or a Related Company (a "Termination of Service") as set forth in Section 2.

2. Termination of Service

In the event of a Termination of Service by you for any reason or in the event of a Termination of Service by the Company for Cause, any Unvested Units will be immediately forfeited to the Company without any payment to you. In the event of a Termination of Service by the Company other than for Cause, the Unvested Units that would have become Vested Units as of the next vesting date following such Termination of Service pursuant to the Vesting Schedule, will automatically become Vested Units.

3. Securities Law Compliance

3.1 You represent and warrant that you (a) have been furnished with a copy of the plan summary for the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.

3.2 You hereby agree that you will in no event sell or distribute all or any part of the shares of the Company's Common Stock that you receive pursuant to settlement of this Award (the "Shares") unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You understand that the Company has no obligation to you to register the Shares with the Securities and Exchange Commission and has not represented to you that it will so register the Shares.

3.3 You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the "Acts") and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

3.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys' fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

4. Transfer Restrictions

Units shall not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.

5. No Rights as Shareholder

You shall not have voting or other rights as a shareholder of the Company with respect to the Units.

6. Independent Tax Advice

You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Units and Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving the Units and receiving or disposing of the Shares. Prior to executing this Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt of the Units and the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.

7. Book Entry Registration of Shares

The Company may, at its election, issue the Shares by registering the Shares in book entry form with the Company's transfer agent in your name and the applicable restrictions will be noted in the records of the Company's transfer agent and in the book entry system.

8. Withholding

8.1 You are ultimately responsible for all taxes owned in connection with this Award, including any domestic or foreign tax withholding obligation required by law, whether national, federal, state or local, including FICA or any other social tax obligation (the "Tax Withholding Obligation"), regardless of any action the Company or any Related Company take with respect to any such Tax Withholding Obligation that arises in connection with this Award. The Company may refuse to issue any Shares to you until you satisfy the Tax Withholding Obligation.

8.2 The Company has the right to retain, without notice to you, from Shares issuable under the Award or from salary or other amounts payable to you, Shares or cash having a value sufficient to satisfy the minimum statutory withholding requirements.

9. General Provisions

9.1 Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder will be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. You or the Company may change, by written notice to the other, the address previously specified for receiving notices. Notices delivered to the Company should be addressed as follows:

Company: HouseValues, Inc.

Attn: General Counsel

11332 NE 122nd Way
Kirkland, WA 98034

9.2 Assignment. The Company may assign its rights under this Agreement at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company's Board of Directors.

9.3 No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

9.4 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Units pursuant to the express provisions of this Agreement.

9.5 Agreement Is Entire Contract. This Agreement, the Award Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede all prior oral or written agreements on the subject. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

9.6 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

9.7 No Employment or Service Contract. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Related Company, to terminate your employment or services on behalf of the Company, for any reason, with or without Cause.

9.8 Section 409A Compliance. Payments made pursuant to this Agreement and the Plan are intended to qualify for an exception from or comply with Section 409A of the Code. Notwithstanding any other provision in this Agreement and the Plan to the contrary, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement and/or the Plan so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representations that the Award shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the Award.

9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.

9.10 Governing Law. This Agreement will be construed and administered in accordance with and governed by the laws of the State of Washington without giving effect to principles of conflicts of law.